UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 26, 2005

CORE LABORATORIES N.V.

(Exact name of Registrant as specified in its charter)

Commission File Number 001-14273

The Netherlands	Not Applicable
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

Herengracht 424
1017 BZ Amsterdam
The Netherlands	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (31-20) 420-3191

Item 2.02 Results of Operations and Financial Condition

On October 26, 2005, Core Laboratories N.V. issued a press release announcing its 2005 second quarter financial results. The full text of the press release is set forth in Exhibit 99 attached hereto and is incorporated in this Report as if fully set forth herein.

In addition to financial results determined in accordance with generally accepted accounting principles (GAAP) that are included in the attached press release, these documents also include the following non-GAAP financial measures (as defined under the SEC's Regulation G):

*	Income from Continuing Operations before Equity Based Stock Compensation Expenses & Effective Tax Rate before Equity Based Stock Compensation Expenses: Management believes that the exclusion of certain expenses and credits enables it to evaluate more effectively the Company's operations period over period and to identify operating trends that could otherwise be masked by the excluded items.

*	Incremental Operating Margins:Incremental operating margins is computed as (1) the increase or decrease in income from continuing operations before interest expense and income tax expense between two periods, divided by (2) the increase or decrease in revenues between the same two periods. Management believes that incremental margins provide useful information regarding the growth over the two periods being compared.

*	Free Cash Flow: Free cash flow is an important measurement as it represents the cash from operations, in excess of capital expenditures, available to operate the business and fund non-discretionary obligations.

*	Days Sales Outstanding: Days-sales-outstanding is determined by dividing the current balance in accounts receivable by annual or annualized revenue multiplied by 360 days. This is a common method of gauging how quickly collections are being made on accounts receivable.

*	Inventory Turnover: Inventory turnover is annual or annualized cost of sales divided by the inventory balance all divided by 360 days. This is an important tool for Management to gauge how quickly inventory is being sold.

*	Net Debt-to-Capital: Net debt-to-capital is calculated as long-term debt less cash divided by shareholders' equity plus long-term debt. Management believes this capital structure ratio can provide a more accurate view of a company's long-term leverage and risk, since it considers only long-term debt and capital.

*	Return on Equity: The calculation for return on equity is earnings before interest expense and tax expense divided by shareholders' equity. Management utilizes return on equity in evaluating how much profit the Company generates with the money shareholders have invested and is useful for comparing the profitability of companies in the same industry.

The foregoing non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, net income, cash flows or other measures of financial performance prepared in accordance with GAAP as more fully discussed in Core Laboratories financial statements and filings with the Securities and Exchange Commission.

The information in this Form 8-K shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.
(a)	Public announcement or release, filed as an exhibit to this Current Report on Form 8-K

Exhibit 99	Press release dated October 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V.

Dated: October 28, 2005	By	/s/ Richard L. Bergmark
Richard L. Bergmark
Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CORE LABORATORIES N.V.
EXHIBIT INDEX TO FORM 8-K

EXHIBIT NO.	ITEM

99	Press Release dated October 27, 2005